SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 26, 1997
                        (Date of Earliest Event Reported)

                        MACE SECURITY INTERNATIONAL, INC.
                        ---------------------------------
             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                            (State of Incorporation)

                                    69270-NY
                                    --------
                            (Commission File Number)

                                   03-0311630
                                   ----------
                        (IRS Employer Identification No.)

                    160 Benmont Avenue, Bennington, VT 05201
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (802) 447-1503
                                 --------------
                         (Registrant's Telephone Number)

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Items 1-3 Not Applicable.

Item 4    Changes in Registrant's Certifying Accountants

          At the annual meeting of shareholders of Mace Security International, Inc. (the "Company") held September 26, 1997 (the "Annual Meeting"), the shareholders approved the selection of Urbach, Kahn & Werlin, P.C. to serve as its independent auditors for the fiscal year ending December 31, 1997.

Item 5    Other Matters

          At the Annual Meeting the shareholders elected the following persons to serve as directors until the next annual meeting or until their successors are elected and qualify: Jon E. Goodrich, Marvin P. Brown, Neil J. Campolungo, Lewis C. Cohen, Virginia deGanahl Russell, and Howard S. Edelman.

          At the Board of Directors meeting immediately following the Annual Meeting Mr. Brown was selected to continue as Chairman of the Board and the following committee appointments were made:

          Audit Committee: Neil J. Campolungo (Chair), Lewis C. Cohen and Marvin
          P. Brown
          Compensation Committee: Lewis C. Cohen (Chair) and Virginia deGanahl Russell,
          Nominating Committee: Jon E. Goodrich (Chair) and Marvin P. Brown Corporate Development Committee: Jon E. Goodrich (Chair), Howard S. Edelman and Virginia deGanahl Russell

          Also at the Board Meeting the following persons were named as principal executive officers:

          Jon E. Goodrich: President and Chief Executive Officer

          Mark A. Capone: Treasurer, Chief Financial Officer
                              and Vice president of Finance
          Bernard D. Graney, Jr.: Corporate Secretary and Vice
                              President of Operations
          Howard S. Edelman: Vice President of Franchising Kenneth Blakey: Vice President of International Sales

Item 6    Not Applicable.

Item 7    Not Applicable

Item 8.   Not applicable.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 1997                      MACE SECURITY INTERNATIONAL, INC.


                                              by: /s/ Mark A. Capone
                                              Mark A. Capone
                                              Principal Financial Officer